As filed with the Securities and Exchange Commission on June 4, 2009
Registration No. 333-65629

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1373454 (I.R.S. Employer Identification No.)
Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma
74192
(918) 588-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Tamara R. Wagman
Frederic Dorwart, Lawyers
Old City Hall
124 East Fourth Street
Tulsa, Oklahoma 74103-5010
(918) 583-9922
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: BOK Financial Corporation is amending this registration statement to deregister $250,000,000 of debt securities.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 amends the registration statement on Form S-3, Registration No. 333-65629 (the “Registration Statement”), filed by BOK Financial Corporation, an Oklahoma corporation (the “Company”) with the Securities and Exchange Commission on October 14, 1998. Pursuant to the Registration Statement, the Company registered $250,000,000 of Debt Securities.
     The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration $250,000,000 of debt securities registered, but unsold, under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 3, 2009.

BOK Financial Corporation
By:	/s/ George B. Kaiser
	Name:	George B. Kaiser
	Title:	Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George B. Kaiser George B. Kaiser	Chairman of the Board	June 3, 2009

/s/ Stanley A. Lybarger	President, Chief Executive Officer	June 3, 2009
Stanley A. Lybarger	and Director

/s/ Steven E. Nell	Executive Vice President and	June 3, 2009
Steven E. Nell	Chief Financial Officer

/s/ John C. Morrow	Senior Vice President and Chief	June 3, 2009
John C. Morrow	Accounting Officer

/s/ Gregory S. Allen Gregory S. Allen	Director	June 3, 2009

/s/ C. Fred Ball, Jr. C. Fred Ball, Jr.	Director	June 3, 2009

/s/ Sharon J. Bell Sharon J. Bell	Director	June 3, 2009

/s/ Peter C. Boylan, III Peter C. Boylan, III	Director	June 3, 2009

/s/ Chester Cadiuex, III Cadiuex, III	Director	June 3, 2009

/s/ Joseph W. Craft, III Joseph W. Craft, III	Director	June 3, 2009

/s/ William E. Durrett William E. Durrett	Director	June 3, 2009

/s/ John W. Gibson John W. Gibson	Director	June 3, 2009

/s/ David F. Griffin David F. Griffin	Director	June 3, 2009

/s/ V. Burns Hargis V. Burns Hargis	Director	June 3, 2009

/s/ E. Carey Joullian, IV E. Carey Joullian, IV	Director	June 3, 2009

/s/ Robert J. LaFortune Robert J. LaFortune	Director	June 3, 2009

/s/ Steven J. Malcolm Steven J. Malcolm	Director	June 3, 2009

/s/ E.C. Richards E.C. Richards	Director	June 3, 2009